Exhibit 99.1
Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces Second Quarter 2016
Financial Results

HOUSTON, TX – (Marketwired – August 15, 2016) – Yuma Energy, Inc. (NYSE MKT: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended June 30, 2016.

Financial Results

Sales and Other Operating Revenues

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by us for the three and six months ended June 30, 2016 and 2015, and the average sales price per unit sold.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Production volumes:
Crude oil and condensate (Bbl)	50,458	60,956	108,907	124,592
Natural gas (Mcf)	346,219	500,404	808,398	990,540
Natural gas liquids (Bbl)	12,979	17,767	29,158	33,939
Total (Boe) (1)	121,140	162,124	272,798	323,621

Average prices realized:
Excluding commodity derivatives:
Crude oil and condensate (per Bbl)	$41.85	$59.22	$35.36	$52.72
Natural gas (per Mcf)	$2.14	$2.85	$2.09	$2.80
Natural gas liquids (per Bbl)	$20.89	$22.71	$17.62	$19.57
Including commodity derivatives:
Crude oil and condensate (per Bbl)	$22.25	$52.00	$27.83	$73.62
Natural gas (per Mcf)	$1.46	$3.23	$2.05	$4.89
Natural gas liquids (per Bbl)	$20.89	$22.71	$17.62	$19.57

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

The following table presents our revenues for the three and six months ended June 30, 2016 and 2015.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales of natural gas and crude oil:
Crude oil and condensate	$2,111,468	$3,609,719	$3,850,862	$6,567,989
Natural gas	741,783	1,429,114	1,691,446	2,771,188
Natural gas liquids	271,173	403,544	513,702	664,110
Realized gain (loss) on commodity derivatives	557,693	(255,049)	1,716,807	4,681,785
Unrealized loss on commodity derivatives	(1,784,395)	(1,441,930)	(2,572,571)	(5,308,196)
Gas marketing sales	-	92,517	-	104,286

Total revenues	$1,897,722	$3,837,915	$5,200,246	$9,481,162

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

The following table reconciles reported net income to Adjusted EBITDA for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Loss	$(15,074,688)	$(9,549,674)	$(18,747,774)	$(13,232,666)
Depreciation, depletion & amortization of property and equipment	2,020,804	3,755,446	4,467,205	7,896,466
Interest expense, net of interest income and amounts capitalized	326,269	109,305	728,905	188,447
Income tax benefit	(692,302)	(1,640,910)	(1,225,235)	(3,935,492)
Impairment of oil and gas properties	11,015,589	-	11,015,589	-
Impairment of goodwill	-	4,927,508	-	4,927,508
Merger costs	351,730	-	831,677	-
Stock-based compensation net of capitalized cost	301,808	133,921	720,098	1,872,331
Unrealized (gains) losses on commodity derivatives	1,784,395	1,441,930	2,572,571	5,308,196
Accretion of asset retirement obligation	105,242	166,773	210,256	329,557
Adjusted EBITDA	$138,847	$(655,701)	$573,292	$3,354,347

Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance compared to that of other companies in our industry, without regard to financing methods, capital structure or historical costs basis. It is also used to assess our ability to incur and service debt and fund capital expenditures. Our Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flow provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner.

Yuma Energy, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2016	2015
	(Unaudited)	(As Restated)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,092,997	$5,355,191
Accounts receivable, net of allowance for doubtful accounts:
Trade	2,781,350	2,829,266
Officers and employees	62,058	75,404
Other	316,723	633,573
Commodity derivative instruments	980,189	2,658,047
Prepayments	375,656	704,523
Other deferred charges	29,805	415,740

Total current assets	6,638,778	12,671,744

OIL AND GAS PROPERTIES (full cost method):
Not subject to amortization	14,940,004	14,288,716
Subject to amortization	205,301,727	204,512,038

	220,241,731	218,800,754
Less: accumulated depreciation, depletion and amortization	(132,665,148)	(117,304,945)

Net oil and gas properties	87,576,583	101,495,809

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	2,795,000	2,795,000
Other property and equipment	3,497,948	3,460,507
	6,292,948	6,255,507
Less: accumulated depreciation and amortization	(2,296,906)	(2,174,316)

Net other property and equipment	3,996,042	4,081,191

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	329,819	1,070,541
Deposits	414,064	264,064
Other noncurrent assets	-	38,104

Total other assets and deferred charges	743,883	1,372,709

TOTAL ASSETS	$98,955,286	$119,621,453

Yuma Energy, Inc.
CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	June 30,	December 31,
	2016	2015
	(Unaudited)	(As Restated)
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$29,800,000	$30,063,635
Accounts payable, principally trade	6,335,891	7,933,664
Commodity derivative instruments	143,987	-
Asset retirement obligations	435,936	70,000
Other accrued liabilities	2,022,327	1,781,484

Total current liabilities	38,738,141	39,848,783

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	8,469,015	8,720,498
Commodity derivative instruments	10,004	-
Deferred taxes	192,129	1,417,364
Other liabilities	14,540	30,090

Total other noncurrent liabilities	8,685,688	10,167,952

EQUITY:
Preferred stock	10,828,603	10,828,603
Common stock, no par value (300 million shares authorized, 72,544,053 and 71,834,617 issued)	142,533,459	141,858,946
Accumulated earnings (deficit)	(101,830,605)	(83,082,831)

Total equity	51,531,457	69,604,718

TOTAL LIABILITIES AND EQUITY	$98,955,286	$119,621,453

Yuma Energy, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
		(As Restated)		(As Restated)
REVENUES:
Sales of natural gas and crude oil	$3,124,424	$5,534,894	$6,056,010	$10,107,573
Net gains (losses) from commodity derivatives	(1,226,702)	(1,696,979)	(855,764)	(626,411)
Total revenues	1,897,722	3,837,915	5,200,246	9,481,162

EXPENSES:
Lease operating	1,880,060	3,226,225	3,893,209	6,449,341
Re-engineering and workovers	-	60,063	-	554,492
Marketing cost of sales	-	97,994	-	199,682
General and administrative – stock-based
compensation	301,808	133,921	720,098	1,872,331
General and administrative – other	2,003,719	1,844,163	4,161,205	3,516,375
Depreciation, depletion and amortization	2,020,804	3,755,446	4,467,205	7,896,466
Asset retirement obligation accretion expense	105,242	166,773	210,256	329,557
Impairments	11,015,589	4,927,508	11,015,589	4,927,508
Other	8,647	707,338	(16,785)	718,649
Total expenses	17,335,869	14,919,431	24,450,777	26,464,401

INCOME (LOSS) FROM OPERATIONS	(15,438,147)	(11,081,516)	(19,250,531)	(16,983,239)

OTHER INCOME (EXPENSE):
Interest expense	(326,396)	(114,378)	(729,044)	(206,385)
Other, net	(2,447)	5,310	6,566	21,466
Total other income (expense)	(328,843)	(109,068)	(722,478)	(184,919)

NET INCOME (LOSS) BEFORE INCOME TAXES	(15,766,990)	(11,190,584)	(19,973,009)	(17,168,158)

Income tax expense (benefit)	(692,302)	(1,640,910)	(1,225,235)	(3,935,492)

NET INCOME (LOSS)	(15,074,688)	(9,549,674)	(18,747,774)	(13,232,666)

PREFERRED STOCK, PERPETUAL PREFERRED
SERIES A:
Dividends paid in cash	-	318,874	-	619,689
Dividends in arrears	320,626	-	641,252	-

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$(15,395,314)	$(9,868,548)	$(19,389,026)	$(13,852,355)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.21)	$(0.14)	$(0.27)	$(0.20)
Diluted	$(0.21)	$(0.14)	$(0.27)	$(0.20)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
Basic	72,185,618	71,502,546	72,048,490	70,384,326
Diluted	72,185,618	71,502,546	72,048,490	70,384,326

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
	2016	2015
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net loss to net cash provided by (used in) operating activities
Net loss	$(18,747,774)	$(13,232,666)
Impairment of oil and gas properties	11,015,589	-
Impairment of goodwill	-	4,927,508
Depreciation, depletion and amortization of property and equipment	4,467,205	7,896,466
Accretion of asset retirement obligation	210,256	329,557
Stock-based compensation net of capitalized cost	720,098	1,872,331
Amortization of other assets and liabilities	457,990	136,758
Deferred tax expense (benefit)	(1,225,235)	(3,937,892)
Bad debt expense increase (decrease)	(16,785)	737,536
Unrealized (gains) losses on commodity derivatives	2,572,571	5,308,196
Other	-	(18,887)
Changes in current operating assets and liabilities:
Accounts receivable	394,897	3,427,212
Other current assets	328,867	(61,604)
Accounts payable	(1,273,595)	(11,663,279)
Other current liabilities	219,138	877,533
Other noncurrent assets and liabilities	(108,618)	-
NET CASH USED IN OPERATING ACTIVITIES	(985,396)	(3,401,231)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on property and equipment	(1,873,671)	(9,301,034)
Proceeds from sale of property	1,740	30,442
Decrease in short-term investments	-	1,170,868
NET CASH USED IN INVESTING ACTIVITIES	(1,871,931)	(8,099,724)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in borrowing on line of credit	-	7,000,000
Proceeds from insurance note	-	536,762
Payments on insurance note	(263,635)	(388,059)
Line of credit financing costs	(72,055)	(210,194)
Net proceeds from sale of common stock	-	1,363,160
Net proceeds from sale of perpetual preferred stock	-	870,386
Cash dividends to preferred shareholders	-	(619,689)
Common stock purchased from employees	(69,177)	(300,732)
Other	-	(25,998)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(404,867)	8,225,636

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,262,194)	(3,275,319)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,355,191	11,558,322

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,092,997	$8,283,003

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$308,434	$20,479
Interest capitalized	$253,313	$483,158
Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$324,178	$2,695,729

About Yuma Energy, Inc.

Yuma Energy, Inc. is an independent Houston-based exploration and production company. We are focused on the acquisition, development, and exploration for conventional and unconventional oil and natural gas resources, primarily in the U.S. Gulf Coast and California. We have employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. Our current operations are focused on onshore assets located in central and southern Louisiana, where we are targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, we have a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Our common stock is traded on the NYSE MKT under the trading symbol “YUMA.” Our Series A Preferred Stock is traded on the NYSE MKT under the trading symbol “YUMAprA.” For more information about Yuma Energy, Inc., please visit our website at www.yumaenergyinc.com.

Agreement and Plan of Merger and Reorganization

On February 10, 2016, the Company and privately held Davis Petroleum Acquisition Corp. (“Davis”) entered into a definitive merger agreement (the “merger agreement”) for an all-stock transaction. The merger agreement is subject to the approval of the shareholders of both companies, as well as other customary conditions and approvals, including authorization to list the newly issued shares on the NYSE MKT. Upon completion of the transaction, we will reincorporate in Delaware, implement a one-for-ten reverse split of our common stock, and convert each share of our existing Series A Preferred Stock into 35 shares of common stock prior to giving effect for the reverse split (3.5 shares post reverse split).   In addition, approximately 3.3 million shares of a new Series D preferred stock will be issued to existing Davis preferred stockholders, which will have a liquidation preference of approximately $19.0 million and is estimated to have a conversion price of approximately $5.70 per share, after giving effect for the reverse split. Upon closing, there is expected to be an aggregate of approximately 23.7 million shares of common stock outstanding, with approximately 61.1% being owned by the current common stockholders of Davis. The transaction is expected to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is expected to close in the third or fourth quarter of 2016.

Davis is a Houston-based oil and gas company. Over 90% of the common stock of Davis is owned by entities controlled by or co-investing with Evercore Capital Partners, Red Mountain Capital Partners, and Sankaty Advisors.

On June 6, 2016 and effective as of May 31, 2016, we entered into the Waiver and Tenth Amendment (the “Amendment”) to our Credit Agreement (the “credit agreement”) with Société Générale (the “Bank”) as administrative agent and issuing bank, and each of the lenders and guarantors party thereto. The Amendment maintains our borrowing base at $29.8 million and automatically reduces our borrowing base to $20.0 million on the earliest of (i) August 15, 2016, if the registration statement on Form S-4 (the “Form S-4”) filed with the Securities and Exchange Commission (“SEC”) pursuant to the pending merger agreement has not been declared effective by such date; (ii) the date that is forty-seven days after the date the Form S-4 has been declared effective by the SEC; (iii) September 30, 2016; and (iv) in the event of the termination of the merger agreement. In the event that the SEC does not declare the Form S-4 effective by August 15, 2016, we expect to enter into discussions with our lenders participating in our credit facility, and enter into a new amendment to the credit facility that will extend the waiver of these breaches until the closing of the merger. The credit agreement is secured by a first lien on substantially all of our assets. A breach of any of the terms and conditions or the financial covenants contained in the credit agreement could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. As a result, we have classified the outstanding balance under our credit facility as current.

Receipt of Audit Opinion with Going Concern Qualification

The audit opinion provided by the Company’s independent public auditing firm relating to the Company’s audited consolidated financial statements for the year ended December 31, 2015 included a going concern qualification. The Company’s audited consolidated financial statements were included in its Annual Report on Form 10-K/A for the year ended December 31, 2015, which was filed with the SEC on May 23, 2016. Generally, due to net losses incurred and borrowing base deficiencies under the credit agreement as discussed above, the Company’s independent registered public accounting firm indicated in its opinion that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern.

As discussed above, on February 10, 2016, the Company entered into the merger agreement for an all-stock transaction. Upon completion of the transaction, which is subject to shareholder and bank approval as well as other customary conditions and approvals, and in the absence of significant reduction in commodity prices, the Company believes it will be able to satisfy its lenders and eliminate any borrowing base deficiency. Further, the Company believes that its auditors may withdraw the going concern qualification. While Management believes that the merger is likely to occur, it can provide no assurance of the completion of the merger with Davis or any elimination of its borrowing base deficiency or any amendment to the credit agreement. Further, the Company can provide no assurance that its auditors will withdraw their going concern qualification.

Please refer to our annual report on Form 10-K/A for the year ended December 31, 2015, our Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, and all our filings with the SEC for further information.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes, the anticipated timing for closing the proposed merger and the ability of the Company to enter into an amendment to its credit agreement. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma and Davis in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to:  the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; the possibility that the combined company may be unable to obtain an acceptable reserve-based credit facility; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  Yuma’s annual report on Form 10-K/A for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Yuma and Davis undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.

Additional Information about the Transaction

In connection with the proposed transaction, Yuma Delaware Merger Subsidiary, Inc., a wholly owned subsidiary of Yuma (“Yuma Delaware”), filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Yuma that also constitutes a prospectus of Yuma Delaware relating to Yuma Delaware common stock to be exchanged for Yuma common stock and preferred stock in the reincorporation, Yuma Delaware common stock to be issued upon conversion of the shares of Davis common stock in the merger, Yuma Delaware preferred stock to be issued upon conversion of the Davis preferred stock in the merger, and Yuma Delaware common stock to be issued upon conversion of the Yuma Delaware preferred stock. The proxy statement/prospectus includes important information about both Yuma and Davis. Yuma and Yuma Delaware also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT YUMA, DAVIS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed with the SEC by Yuma and Yuma Delaware can be obtained free of charge from Yuma’s website at www.yumaenergyinc.com.

Participants in Solicitation

Yuma and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Yuma in respect of the proposed transaction.  Information regarding Yuma’s directors and executive officers is available in its annual report on Form 10-K/A for the year ended December 31, 2015, which was filed with the SEC on May 23, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

For more information, please contact:

James J. Jacobs
Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000